Exhibit 6.1

Subscription for Additional Interest

Date 6/8/2023

Trevian Capital Debt Fund, LP

Juniper Square

343 Sansome St – Suite 600

San Francisco, CA 94104

Re:           Additional Investment in Trevian Capital Debt Fund, LP

Dear Trevian Capital Debt Fund, LP:

The undersigned hereby subscribes for additional limited partnership interests in Trevian Capital Debt Fund, LP (the “Fund”) in the amount of Five Hundred Thousand U.S. DOLLARS (U.S. $500,000) pursuant to the terms of the Second Commitment Agreement dated as of December 9, 2022 (the “Second Commitment Date”).

In connection with such investment, the undersigned acknowledges and agrees that (i) it has carefully read the Fund’s Confidential Private Placement Memorandum dated as of December 9, 2022 and Limited Partnership Agreement dated as of December 9, 2022, and understands all of their terms and (ii) the representations, warranties and covenants contained in the Fund's Subscription Agreement executed by the undersigned in connection with its initial investment in the Fund are deemed restated as of the Second Commitment Date and each date that capital is called in connection therewith.

The General Partner will signify its acceptance of this subscription for an additional Interest in the Fund in the amount set forth above by signing below and returning a copy of this letter to the undersigned.

INDIVIDUAL SUBSCRIBER:	PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY OR TRUST SUBSCRIBER:

HNR Salem One LLC
(Name of Entity)

N/A
(Name of Underlying Beneficial Owner, if applicable)

/s/ Jesse Prince, CEO
(Signature)	(Signature of Authorized Person)

Jesse Prince, CEO
(Print Name)	(Print Name and Title of Authorized Person)

87-2566962
(Social Security No.)	(Taxpayer I.D. No.)

410-956-0447
(Telephone Number)	(Telephone Number of Authorized Person)

Billing@myhappnest.com
(E-Mail)	(E-Mail)

1997 Annapolis Exchange parkway, Suite 300
Annapolis, MD 21401
(Legal Address)	(Legal Address of Entity)

(Mailing Address, if different)	(Mailing Address of Entity, if different)

ACCEPTED AND AGREED:

TREVIAN CAPITAL DEBT FUND GP, LLC

By:	/s/ Michael Hoffenberg
	Name:	Michael Hoffenberg
	Title:	Managing Member